UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

CF Industries Holdings, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”) on May 12, 2016. The final voting results for the matters submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

1.              Election of directors (each of the persons named below was elected at the Annual Meeting to serve for a one-year term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified):

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert C. Arzbaecher	189,691,788	994,053	190,328	11,655,265
William Davisson	189,940,381	745,252	190,536	11,655,265
Stephen A. Furbacher	189,685,477	988,986	201,706	11,655,265
Stephen J. Hagge	189,704,789	980,162	191,218	11,655,265
John D. Johnson	189,696,103	989,019	191,047	11,655,265
Robert G. Kuhbach	189,936,946	747,702	191,521	11,655,265
Anne P. Noonan	189,728,706	957,012	190,451	11,655,265
Edward A. Schmitt	189,575,477	1,106,945	193,747	11,655,265
Theresa E. Wagler	189,725,247	959,504	191,418	11,655,265
W. Anthony Will	189,953,105	744,388	178,676	11,655,265

2.              Approval of an advisory resolution regarding the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
178,047,372	12,284,025	544,772	11,655,265

3.              Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
190,706,748	11,634,118	190,568	—

4.              Stockholder proposal regarding the right to act by written consent:

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,606,853	101,056,778	11,212,538	11,655,265

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2016	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General Counsel, and Secretary